UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                          Current Report Pursuant to
              Section 13 or 15 (d) of the Securities Act of 1934

                                 May 11, 2001
              Date of Report (Date of earliest event reported)

           ENGLISH LANGUAGE LEAERNING AND INSTRUCTION SYSTEM, INC.


      DELAWARE                        0-27591            33-0836078
(State of other jurisdiction    (Commission number)    (I.R.S. Employer
   of incorporation)                                    identification No.)

           3520 NORTH UNIVERSITY AVENUE, SUITE 275, PROVO, UT 84604
         (Address of principal executive offices)             (Zip)

                                (801) 374-3424
                         (issuer's telephone number)


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Item 1.  Changes in Control of Registrant
             Not applicable

Item 2.  Acquisition of Disposition of Assets
             Not applicable

Item 3.  Bankruptcy or Receivership
             Not applicable

Item 4.  Changes in the Small Business Issuer's Certifying Accountant.

1. Effective May 11, 2001, the Company engaged Squire & Co., P.C. ("Squire") as its independent auditors. The Company's previous auditor was Wolinetz, Lafazan & Company, P.C. ("Wolinetz, Lafazan").

    The financial statements as of and for the years ended December 31, 2000 and 1999, contained no adverse opinion or a disclaimer of opinion, and were modified as to uncertainty of the Company to continue as a going concern.

    During the two fiscal years ended December 31, 2000 and 1999 and the subsequent interim period through May 11, 2001, (i) there were no disagreements with Wolinetz, Lafazan on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to his satisfaction would have caused him to make reference in connection with his report to the subject matter of the disagreement, and (ii) Wolinetz, Lafazan has not advised the small business issuer of any of the information as defined in paragraph (B)(1) through (3) of Regulations S-B Item 304 (a)(1)(iv).

2. The Company has requested Wolinetz, Lafazan to furnish it with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements contained in the paragraph above. A copy of the letter from Wolinetz, Lafazan to the Securities and Exchange Commission is filed as Exhibit 1 hereto.


Item 5.  Other Events
           Not applicable

Item 6.  Resignation of Directors
            Not applicable

Item 7.  Financial Statements and Exhibits

            A. Exhibits

            Exhibit 16: Letter from Wolinetz, Lafazan & Company, P.C. to the Securities and Exchange Commission dated May 11, 2001.

Item 8.  Change in Fiscal Year
            Not applicable

Item 9.  Sales of Equity Securities Pursuant to Regulation S
            Not applicable

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the issuer has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 11, 2001              BY: /s/ Timothy D. Otto
                                     __________________________________
                                     Timothy D. Otto
                                     Chief Executive Officer, President and
                                     Director

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